REGISTRATION NO. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SONOCO PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

SOUTH CAROLINA (State or other jurisdiction of incorporation or organization)	57-0248420 (I.R.S. Employer Identification no.)
One North Second Street
Post Office Box 160
Hartsville, South Carolina 29551
Telephone: 843-383-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CHARLES J. HUPFER	Copies to:
Senior Vice President and Chief Financial Officer	GEORGE S. KING, JR., ESQ.
SONOCO PRODUCTS COMPANY	SUZANNE HULST CLAWSON, ESQ.
One North Second Street	HAYNSWORTH SINKLER BOYD, P.A
Post Office Box 160	1201 Main Street, 22nd Floor
Hartsville, South Carolina 29551	Columbia, South Carolina 29201
Telephone: 843-383-7000	(803) 779-3080
(Name, address, including zip code, and telephone number,	Facsimile (803) 765-1243
including area code, of agent for service)

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum
class of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	unit (1)	price (1)	registration fee (1)
Debt securities
Preferred stock (no par value)
Common stock (no par value)
Total

(1)	There are being registered hereunder an unspecified amount of Debt Securities, Preferred Shares (no par value) and Common Shares (no par value). The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933. The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

SONOCO PRODUCTS COMPANY
[LOGO] (R)
Debt Securities
Preferred Stock
Common Stock
     We may offer from time to time debt securities, preferred stock and common stock. We will describe the specific amounts and terms of the securities we offer in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.
     The debt securities that we may offer may consist of debentures, notes and/or other unsecured evidences of indebtedness in one or more series. The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the amount and terms of the offering of any securities will accompany this prospectus.
     Our common stock is traded on the New York Stock Exchange under the symbol “SON.”
     Our address is: Sonoco Products Company, One North Second Street, P. O. Box 160, Hartsville, South Carolina 29551-0160; and our telephone number is: (843) 383-7000.
     We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them in a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 2, 2006.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE	1
SONOCO PRODUCTS COMPANY	2
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF THE SECURITIES	4
PLAN OF DISTRIBUTION	4
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	5
VALIDITY OF THE SECURITIES	5
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of debt securities, preferred stock and common stock. We may sell in one or more offerings any combination of debt securities, preferred stock and common stock.
     This prospectus provides you with a general description of the securities we may sell. Each time we sell securities, we will provide a prospectus supplement or file a current or periodic report with the SEC that will contain specific information about the terms of that offering. The prospectus supplement or current or periodic report filed with the SEC also may add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information and Incorporation by Reference.”
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also make these filings available free of charge on our website, www.sonoco.com, as soon as reasonably practical after electronic filing of such material with the SEC. Please note that the SEC’s website (www.sec.gov) and our website (www.sonoco.com) are included in this prospectus as inactive textual references only. Neither the information contained on the SEC’s website nor the information contained on our website is incorporated by reference into this prospectus and such information should not be considered to be part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N. E., Room 1580, Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at the address above. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We “incorporate by reference” into this prospectus some of the information we file with the SEC, which means that we can disclose important business and financial information to you by referring you to those documents without delivering them to you with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until all securities covered by this prospectus have been sold or the registration of such securities under the Securities Act of 1933 has been terminated. We incorporate by reference:
•	our annual report on Form 10-K for the fiscal year ended December 31, 2005;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 26, 2006 and June 25, 2006; and

•	our current reports on Form 8-K, filed on February 3, 2006, April 20, 2006, May 5, 2006 and May 16, 2006; and

•	the description of our common stock contained in our registration statement on Form 8-A, as amended (file no. 002-64529), and any further amendments or reports filed for the purpose of updating such description.
     We will provide you free copies of these filings, other than exhibits to filings unless the exhibits are specifically incorporated by reference into a filing, if you write or call us at:
Sonoco Products Company
Attn: Charles J. Hupfer, Senior Vice President, Chief Financial Officer and Secretary
One North Second Street
P.O. Box 160
Hartsville, South Carolina 29551-0160
Telephone: (843) 383-7000
     We have also filed a registration statement with the SEC relating to the securities described in this prospectus. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities. The registration statement contains additional information that may be important to you.
     You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents, unless the information specifically indicates that another date applies.
     Unless the context requires otherwise, references to “we,” “us,” and “our” mean Sonoco Products Company and its subsidiaries.
SONOCO PRODUCTS COMPANY
     We are a South Carolina corporation founded in Hartsville, South Carolina in 1899. We are a major global manufacturer of paperboard-based and other industrial and consumer packaging products. We are also vertically integrated into paperboard production and recovered paper collection, which means that the paperboard used in our packaging products is produced substantially from recovered paper our subsidiaries collect. We operate an extensive network of plants in the United States and have subsidiaries in Asia, Europe, Canada, Mexico, South America,

Australia, and New Zealand, and affiliates in numerous locations around the world. We have made a number of acquisitions, and we expect to acquire additional companies that we believe provide meaningful opportunities in industrial and consumer markets. We may also dispose of operations when we believe that doing so is consistent with our overall goals and strategies. Our principal executive offices are located at One North Second Street, P.O. Box 160, Hartsville, South Carolina 29551-0160, telephone number (843) 383-7000.
FORWARD-LOOKING STATEMENTS
     This prospectus includes and incorporates by reference “forward-looking statements.” All statements that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “believe,” “plan,” “anticipate,” “objective,” “goal,” “guidance,” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding offsetting high raw material costs, improved productivity and cost containment, adequacy of income tax provisions, refinancing of debt, adequacy of cash flows, anticipated amounts and uses of cash flows, effects of acquisitions and dispositions, adequacy of provisions for environmental liabilities, financial strategies and the results expected from them, continued payments of dividends, stock repurchases, and producing improvements in earnings.
     These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, expectations, beliefs, plans, strategies, and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:
•	availability and pricing of raw materials;

•	success of new product development and introduction;

•	ability to maintain or increase productivity levels and contain or reduce costs;

•	international, national and local economic and market conditions;

•	fluctuations of obligations and earnings of pension and postretirement benefit plans;

•	ability to maintain market share;

•	pricing pressures and demand for products;

•	continued strength of our paperboard-based tubes and cores and composite can operations;

•	anticipated results of restructuring activities;

•	resolution of income tax contingencies;

•	ability to successfully integrate newly acquired businesses into the Company’s operations;

•	currency stability and the rate of growth in foreign markets;

•	use of financial instruments to hedge foreign currency, interest rate and commodity price risk;

•	liability for remediation of environmental liabilities;

•	actions of government agencies;

•	loss of consumer confidence; and

•	economic disruptions resulting from terrorist activities.
     We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and incorporated by reference herein might not occur.
USE OF PROCEEDS
     Except as we otherwise set forth in a prospectus supplement or in a periodic or current report filed with the SEC, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures and the repayment or reduction of bank indebtedness and commercial paper obligations.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table shows our ratio of earnings to fixed charges and to fixed charges and preferred stock dividends for the periods indicated:

Six Months
Ended
	June 25,	Years Ended December 31
	2006	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges(1)	4.92x	4.52x	4.36x	2.82x	3.81x	3.53x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	4.92x	4.52x	4.36x	2.82x	3.81x	3.53x

(1)	Six months ended June 25, 2006 and year ended 2005, 2004, 2003, 2002 and 2001 ratios reflect net pretax charges for restructuring costs of approximately $4.9 million, $21 million, $19 million, $50 million, $10 million, $51 million, respectively.
     For purposes of these calculations, “earnings” consist of income before income taxes, distributed income from affiliates, fixed charges and amortization of capitalized interest, less capitalized interest. “Earnings” does not include gains or losses on assets held for sale. “Fixed charges” consist of interest on all indebtedness, capitalized interest, amortization of bond discounts and the portion of rental expense considered to be representative of the interest factor. During these periods no preferred stock dividends were being paid as there were no shares of preferred stock outstanding.
DESCRIPTION OF THE SECURITIES
     We may offer from time to time debt securities, preferred stock and common stock. We will describe the specific amounts, terms and characteristics of the securities offered in supplements to this prospectus.
PLAN OF DISTRIBUTION
     We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     With respect to the unaudited financial information of Sonoco Products Company for the six-month periods ended June 25, 2006 and June 26, 2005, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated July 27, 2006 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.
VALIDITY OF THE SECURITIES
     The validity of the securities offered under this prospectus will be passed upon for us by Haynsworth Sinkler Boyd, P.A., Columbia, South Carolina, our general counsel, and for any underwriter, dealer or agent by counsel to such underwriter, dealer or agent named in the Prospectus Supplement. In rendering their opinions, underwriters’ counsel may rely on Haynsworth Sinkler Boyd, P.A., as to certain matters of South Carolina law. Various attorneys in the firm of Haynsworth Sinkler Boyd, P.A., and members of their immediate families own or have beneficial interests in shares of our common stock.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     Expenses in connection with the issuance of the securities being registered hereby are estimated as follows:
Registration Fee
Trustee’s fees and expenses
Printing and engraving costs
Rating Agencies’ fees
Legal fees and expenses
Accounting fees and expenses
Blue Sky fees and expenses
Miscellaneous
TOTAL
(To be added by amendment or in a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.)
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Article VIII of the By-laws of the Company provides for the indemnification by the Company of any present or former director, officer or employee of the Company, or any person, who, at the request of the Company, may have served as director or officer of another corporation in which it owns shares or of which it is a creditor. Any such person shall be entitled to reimbursement of expenses and other liabilities, to the maximum extent permitted by the laws of the State of South Carolina or by order of any court having jurisdiction in any action or proceeding to which he is a party by reason of being or having been a director, officer or employee.
     Article 9 of the Restated Articles of Incorporation of the Company states that no director of the Company shall be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of South Carolina, as presently in effect or as the same may hereafter be amended.
     Under Article 5 of Chapter 8 of the South Carolina Business Corporation Act of 1988 (the “Corporation Act”), a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that conduct was lawful and in the corporate interest (or not opposed thereto) set forth in the Corporation Act. The Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The registrant’s Restated Articles of Incorporation do not provide otherwise.
     In addition, the Company maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.
     It is anticipated that any underwriting agreement to be included as Exhibit 1.1 or 1.2 hereto will provide for indemnification of directors, certain officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”).

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions (other than insurance), the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
ITEM 16. EXHIBITS

*	1.1	Form of Underwriting Agreement with respect to Equity Securities.

*	1.2	Form of Underwriting Agreement with respect to Debt Securities.

	4.1	Indenture, dated as of June 15, 1991, between the Company and the Trustee. (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (File No. 33-50503))

	4.2	First Supplemental Indenture, dated as of June 23, 2004, between the Company and the Trustee (Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 27, 2004).

	4.3	Credit Agreement, dated as of May 3, 2006, among the Company, the several lenders from time to time party thereto and Bank of America, N.A., as agent (Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 25, 2006).

*	5.1	Opinion (including consent) of Haynsworth Sinkler Boyd, P.A.

	12	Computation of ratio of earnings to fixed charges.

	15	Accountants’ letter re: unaudited interim financial information

	23.1	Consent of Haynsworth Sinkler Boyd, P.A. (included in Exhibit 5).

	23.2	Consent of PricewaterhouseCoopers LLP.

	24	Power of Attorney (Included on Signature Page).

*	25	Statement of eligibility of the Trustee on Form T-1.
* To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
ITEM 17. UNDERTAKINGS
The undersigned registrant hereby undertakes:
     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that:
(A) Not applicable.

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)	Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form 2-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) Not applicable.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
           The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	In connection with any offering of securities made in reliance upon Rule 430A, the undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hartsville, State of South Carolina, on July 31, 2006.

SONOCO PRODUCTS COMPANY
By:	/s/ H. E. DeLoach, Jr.
H. E. DeLoach, Jr.
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints H. E. DeLoach, Jr. and Charles J. Hupfer, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ C. J. Bradshaw

C. J. Bradshaw	Director	July 19, 2006

/s/ R. J. Brown

R. J. Brown	Director	July 19, 2006

/s/ F. L. H. Coker

F. L. H. Coker	Director	July 19, 2006

/s/ J. L. Coker

J. L. Coker	Director	July 19, 2006

/s/ P. L. Davies

P. L. Davies	Director	July 19, 2006

/s/ H. E. DeLoach, Jr.

H. E. DeLoach, Jr.	Director, Chairman, President and Chief Executive Officer	July 19, 2006

/s/ C. C. Fort

C. C. Fort	Director	July 19, 2006

/s/ Paul Fulton

Paul Fulton	Director	July 19, 2006

/s/ C.J. Hupfer

C.J. Hupfer	Principal Financial Officer	July 31, 2006

/s/ B. L. M. Kasriel

B. L. M. Kasriel	Director	July 19, 2006

/s/ E. H. Lawton, III

E. H. Lawton, III	Director	July 19, 2006

/s/ J. E. Linville

J. E. Linville	Director	July 19, 2006

/s/ J. M. Micali

J. M. Micali	Director	July 19, 2006

/s/ J. H. Mullin, III

J. H. Mullin, III	Director	July 19, 2006

M. D. Oken	Director	July ___, 2006

/s/ B. L. Saunders

B. L. Saunders	Principal Accounting Office	July 31, 2006

/s/ T. E. Whiddon

T. E. Whiddon	Director	July 19, 2006

EXHIBIT INDEX

EXHIBIT		DESCRIPTION
*	1.1	Form of Underwriting Agreement with respect to Equity Securities.

*	1.2	Form of Underwriting Agreement with respect to Debt Securities.

	4.1	Indenture, dated as of June 15, 1991, between the Company and the Trustee. (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (File No. 33-50503))

	4.2	First Supplemental Indenture, dated as of June 23, 2004, between the Company and the Trustee (Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 27, 2004).

	4.3	Credit Agreement, dated as of May 3, 2006, among the Company, the several lenders from time to time party thereto and Bank of America, N.A., as agent (Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 25, 2006).

*	5.1	Opinion (including consent) of Haynsworth Sinkler Boyd, P.A.

	12	Computation of ratio of earnings to fixed charges.

	15	Accountants’ letter re: unaudited interim financial information

	23.1	Consent of Haynsworth Sinkler Boyd, P.A. (included in Exhibit 5).

	23.2	Consent of PricewaterhouseCoopers LLP.

	24	Power of Attorney (Included on Signature Page).

*	25	Statement of eligibility of the Trustee on Form T-1.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.